Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated March 15, 2005 in reference to (i) the Registration Statement (Form S-8 No. 33-48075) pertaining to Bluegreen Corporation's Retirement Savings Plan, (ii) the Registration Statement (Form S-8 No. 33-61687) pertaining to Bluegreen Corporation's 1988 Outside Directors Stock Option Plan and 1995 Stock Incentive Plan and (iii) the Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation's 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan with respect to the consolidated financial statements of Bluegreen Corporation, Bluegreen Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Bluegreen Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                                              ERNST & YOUNG LLP
                                              Certified Public Accountants

March 15, 2005
Miami, Florida